UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2002

SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana 70058
(Address of principal executive offices) (Zip Code)

(504) 362-4321
(Registrant's telephone number, including area code)

Item 5.     Other Events.

            On March 6, 2002, Superior Energy Services, Inc. (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Johnson Rice & Company L.L.C. ("Johnson Rice") for the sale of 3,650,000 shares of its common stock, $.001 par value per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The offering will be made on a firm commitment basis and, under the terms of the Underwriting Agreement, Johnson Rice has an option to purchase an additional 547,500 shares of common stock to cover over-allotments.

            The offering will generate approximately $33.8 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility, to fund asset purchases and for general corporate purposes. The closing date for the offering is scheduled for March 12, 2002.

            On March 7, 2002, the Company issued a press release announcing the offering, which is included as Exhibit 99 to this Form 8-K and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.
(c)	Exhibits.
	1.1	Underwriting Agreement dated March 6, 2002, between Superior Energy Services, Inc. and Johnson Rice & Company L.L.C.

	10	Third Amendment to Amended and Restated Credit Agreement dated as of November 16, 2001 among SESI, L.L.C., as Borrower, Superior Energy Services, Inc., as Parent, BankOne, NA, as Agent, Wells Fargo Bank Texas, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the lenders party thereto.

	99	Press release issued by Superior Energy Services, Inc. on March 7, 2002.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

SUPERIOR ENERGY SERVICES, INC.
By: /S/ ROBERT S. TAYLOR Robert S. Taylor Chief Financial Officer

Dated: March 7, 2002